    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 1999

                                                     REGISTRATION NO. 333-26125

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                           POST EFFECTIVE AMENDMENT NO. 1
                                         TO
                                      FORM S-4
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                             JACOR COMMUNICATIONS, INC.
               (Exact name of registrant as specified in its charter)

            DELAWARE                                4832                      31-0978313
(State or other jurisdiction of         (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization)          Classification Code Number)      Identification No.)

                             --------------------

                         50 EAST RIVERCENTER BOULEVARD
                                   12TH FLOOR
                           COVINGTON, KENTUCKY 41011
                                 (606) 655-2267
   (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                             --------------------

                              R. CHRISTOPHER WEBER
                           JACOR COMMUNICATIONS, INC.
                         50 EAST RIVERCENTER BOULEVARD
                                   12TH FLOOR
                           COVINGTON, KENTUCKY 41011
                                 (606) 655-2267
                (Name, address, including Zip Code and telephone
               number, including area code, of agent for service)

                             --------------------

                          COPIES OF COMMUNICATIONS TO:
                           Richard G. Schmalzl, Esq.
                            Douglas D. Roberts, Esq.
                            Graydon, Head & Ritchey
                            1900 Fifth Third Center
                               511 Walnut Street
                             Cincinnati, Ohio 45202
                              (513) 651-3836 (Fax)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: The merger of PRN Holding Acquisition Corp., a wholly-owned subsidiary of Jacor Communications Company ("JCC"), a wholly-owned subsidiary of Jacor Communications, Inc. ("Jacor"), with and into Premiere Radio Networks, Inc. ("Premiere") was consummated on June 12, 1997. Jacor is hereby amending this Registration Statement to deregister 280,114 shares of common stock which were registered in connection with the acquisition of Premiere by Jacor, but which were never issued.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Reg. No. 333-26125) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

                            DEREGISTRATION OF SECURITIES

     In accordance with the undertaking of Jacor Communications, Inc. ("Jacor"), set forth in that certain registration statement on Form S-4 (File No. 333-26125), declared effective on May 12, 1997 (the "Registration Statement"), Jacor is filing this Post-Effective Amendment No. 1 to deregister an aggregate of 280,114 shares of its common stock (the "Common Stock") previously registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement, issuable to the shareholders of Premiere Radio Networks, Inc. ("Premiere") in connection with the merger of PRN Holding Acquisition Corp., a wholly-owned subsidiary of Jacor Communications Company ("JCC"), a wholly owned subsidiary of Jacor, with and into Premiere (the "Merger").

     Pursuant to the Registration Statement, 2,000,000 shares of Common Stock were registered. Upon the consummation of the Merger, Jacor issued a total of 1,416,886 shares of Common Stock to the shareholders of Premiere. An additional 303,000 shares of Jacor's Common Stock were reserved for issuance pursuant to option agreements with certain members of Premiere's management. Therefore, in accordance with the undertaking mentioned above, Jacor hereby deregisters the remaining 280,114 shares of Common Stock which were previously registered pursuant to the Registration Statement but which were never issued.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-26125 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on April 26, 1999.


                                       JACOR COMMUNICATIONS, INC.


                                       By: /s/ R. Christopher Weber
                                          -------------------------------
                                          R. Christopher Weber
                                          Senior Vice President and
                                          Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-26125 has been signed by the following persons in the capacities and on the dates indicated.

April 26, 1999   /s/ Randy Michaels*                  April 26, 1999   /s/ Rod F. Dammeyer*
                 ----------------------------                          ----------------------------
                 Randy Michaels, Chief                                 Rod F. Dammeyer, Director
                 Executive Officer and Director

April 26, 1999   /s/ Robert L. Lawrence*              April 26, 1999   /s/ F. Philip Handy*
                 ----------------------------                          ----------------------------
                 Robert L. Lawrence, President,                        F. Philip Handy, Director
                 Chief Operating Officer and
                 Director

April 26, 1999   /s/ Samuel Zell*                     April 26, 1999   /s/ Marc Lasry*
                 ----------------------------                          ----------------------------
                 Samuel Zell, Chairman of the                          Marc Lasry, Director
                 Board and Director

April 26, 1999   /s/ Sheli Z. Rosenberg*              April 26, 1999   /s/ Mary Agnes Wilderotter*
                 ----------------------------                          ----------------------------
                 Sheli Z. Rosenberg, Vice                              Mary Agnes Wilderotter,
                 Chairman and Director                                 Director

April 26, 1999   /s/ John W. Alexander*               April 26, 1999   /s/ R. Christopher Weber
                 ----------------------------                          ----------------------------
                 John W. Alexander, Director                           R. Christopher Weber, Senior
                                                                       Vice President and Chief Financial
April 26, 1999   /s/ Peter C. B. Bynoe*                                Officer (Principal Accounting and
                 ----------------------------                          Financial Officer)
                 Peter C. B. Bynoe, Director


*By: /s/ Jon M.  Berry
     ------------------------
     Jon M.  Berry
     As attorney-in-fact, pursuant
     to a power of attorney
     previously filed.